Exhibit 4.6

EXECUTIVE COPY

CO-LENDER AGREEMENT

Dated as of May 23, 2018

by and between

NATIXIS REAL ESTATE CAPITAL LLC
(Initial Note A-1-A Holder)

COLUMN FINANCIAL, INC.
(Initial Note A-1-B Holder)

CHINA MERCHANTS BANK CO., LTD. NEW YORK BRANCH
(Initial Note A-1-C Holder)

NATIXIS REAL ESTATE CAPITAL LLC
(Initial Note A-2-A Holder)

COLUMN FINANCIAL, INC.
(Initial Note A-2-B Holder)

CHINA MERCHANTS BANK CO., LTD. NEW YORK BRANCH
(Initial Note A-2-C Holder)

NATIXIS REAL ESTATE CAPITAL LLC
(Initial Note A-B-1 Holder)

COLUMN FINANCIAL, INC.
(Initial Note A-B-2 Holder)

and

CHINA MERCHANTS BANK CO., LTD. NEW YORK BRANCH
(Initial Note A-B-3 Holder)

20 Times Square

i

THIS CO-LENDER AGREEMENT (this “Agreement”), dated as of May 23, 2018, by and among NATIXIS REAL ESTATE CAPITAL LLC (“Natixis”, in its capacity as initial owner of Note A-1-A, the “Initial Note A-1-A Holder”, and in its capacity as the initial agent, the “Initial Agent”), COLUMN FINANCIAL, INC. (“Column”, in its capacity as initial owner of Note A-1-B, the “Initial Note A-1-B Holder”), CHINA MERCHANTS BANK CO., LTD. NEW YORK BRANCH (“CMBNY”, in its capacity as initial owner of Note A-1-C, the “Initial Note A-1-C Holder”), NATIXIS (in its capacity as initial owner of Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-A-5 and Note A-2-A-6, the “Initial Note A-2-A Holder”), COLUMN (in its capacity as initial owner of Note A-2-B-1, Note A-2-B-2, Note A-2-B-3 and Note A-2-B-4, the “Initial Note A-2-B Holder”), CMBNY (in its capacity as initial owner of Note A-2-C-1, Note A-2-C-2-A and Note A-2-C-2-B, the “Initial Note A-2-C Holder”), NATIXIS (in its capacity as initial owner of Note A-B-1, the “Initial Note A-B-1 Holder”), COLUMN (in its capacity as initial owner of Note A-B-2, the “Initial Note A-B-2 Holder”) and CMBNY (in its capacity as initial owner of Note A-B-3, the “Initial Note A-B-3 Holder” and, together with the Initial Note A-1-A Holder, the Initial Note A-1-B Holder, the Initial Note A-1-C Holder, the Initial Note A-2-A Holder, the Initial Note A-2-B Holder, the Initial Note A-2-C Holder, the Initial Note A-B-1 Holder and the Initial Note A-B-2 Holder, the “Initial Note Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), Natixis originated a certain loan (the “Mortgage Loan”) described on schedule Exhibit A hereto (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (collectively, the “Mortgage Loan Borrower”), which was evidenced by that certain Consolidated, Amended and Restated Promissory Note in the original principal amount of $750,000,000 dated as of April 27, 2018 (the “Consolidated Note”) made by the Mortgage Loan Borrower in favor of Natixis, and secured by a certain first mortgage (as amended, modified or supplemented, the “Mortgage”) on one or more parcels of, or estates in, real property located as described on the Mortgage Loan Schedule (collectively, the “Mortgaged Property”);

WHEREAS, Natixis has split the Consolidated Note into the following promissory notes (as amended, modified or supplemented, each a “Note” and collectively, the “Notes”), each dated as of April 27, 2018, the designation and original principal amount of which are as set forth below, made by the Mortgage Loan Borrower in favor of Natixis, Column or CMBNY, as applicable:

Note	Initial Note Holder	Original Principal Balance
Note A-1-A	Natixis	$32,500,000
Note A-1-B	Column	$49,100,000
Note A-1-C	CMBNY	$4,700,000
Note A-2-A-1	Natixis	$30,000,000
Note A-2-A-2	Natixis	$25,000,000
Note A-2-A-3	Natixis	$20,000,000

Note A-2-A-4	Natixis	$10,000,000
Note A-2-A-5	Natixis	$10,000,000
Note A-2-A-6	Natixis	$5,000,000
Note A-2-B-1	Column	$16,000,000
Note A-2-B-2	Column	$16,000,000
Note A-2-B-3	Column	$16,000,000
Note A-2-B-4	Column	$16,000,000
Note A-2-C-1	CMBNY	$7,350,000
Note A-2-C-2-A	CMBNY	$3,650,000
Note A-2-C-2-B	CMBNY	$3,700,000
Note A-B-1	Natixis	$242,500,000
Note A-B-2	Column	$206,900,000
Note A-B-3	CMBNY	$35,600,000

WHEREAS, each Initial Note Holder desires to enter into this Agreement to memorialize the terms under which they, and their successors and assigns, shall hold the Notes;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.      Definitions.   References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise.

“A Notes” shall mean each of Note A-1-A, Note A-1-B, Note A-1-C, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-A-5, Note A-2-A-6, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-B-4, Note A-2-C-1, Note A-2-C-2-A and Note A-2-C-2-B, as further described on the Mortgage Loan Schedule.

“A-B Notes” shall mean each of Note A-B-1, Note A-B-2 and Note A-B-3, as further described on the Mortgage Loan Schedule.

“Additional Servicing Expenses” shall mean (a) all property protection advances, fees and/or expenses incurred by and reimbursable to any Servicer, Trustee or Certificate Administrator pursuant to the Lead Securitization Servicing Agreement, and (b) all interest accrued on Advances made by any Servicer or Trustee in accordance with the terms of the Lead Securitization Servicing Agreement; provided that: (i) the aggregate special servicing fee (which fee is payable solely during the period that the Mortgage Loan is specially serviced) shall not exceed 0.25%, (ii) the special servicing liquidation fee rate (or equivalent) shall not exceed 1.00%; and (iii) the special servicing workout fee rate (or equivalent) shall not exceed 1.00%.

“Advance Interest Amount” shall mean interest payable on Advances, as specified in the Lead Securitization Servicing Agreement and/or the Non-Lead Securitization Servicing Agreement.

“Advances” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean the Initial Agent or such Person to whom the Initial Agent shall delegate its duties hereunder, and after the Securitization Date shall mean the Master Servicer.

“Agent Office” shall mean the designated office of the Agent, which office initially shall be the office of the Initial Note A-1-A Holder listed on Exhibit B hereto, and, after the Securitization Date, shall be the offices of the Servicer. The Agent Office is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Noteholders.

“Agreement” shall mean this Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

“Appraisal” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement or such other analogous term used in the Lead Securitization Servicing Agreement.

“Appraisal Reduction Amount” shall have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement.

“Appraisal Reduction Event” shall have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement.

“Appraisal Review Period” shall have the meaning assigned to such term in Section 5(d)(ii).

“Appraised-Out Holder” shall have the meaning assigned to such term in Section 5(d)(i).

“Appraised Value” shall have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement.

“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Casualty/Condemnation Prepayment” shall mean any Insurance Proceeds or Condmenation Proceeds that are requried to be applied as a prepayment of the Mortgage Loan pursuant to the terms of the Mortgage Loan Agreement.

“Certificates” shall mean any securities issued in connection with the Lead Securitization or a Non-Lead Securitization.

“Certificate Administrator” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“CLO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CLO Asset Manager” with respect to any Securitization Vehicle which is a CLO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Conduit” shall have the meaning assigned to such term in Section 14(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 14(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 14(d).

“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controls” have meanings correlative thereto.)

“Control Appraisal Period” means any period, with respect to the Mortgage Loan, if and for so long as:

(I)	(a) the sum of (1) the aggregate initial Note Principal Balances of the A-B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the A-B Notes after the date of creation of the A-B Notes, (y) any Appraisal Reduction Amount for the Mortgage Loan that is allocated to the A-B Notes and (z) any losses realized with respect to any Mortgaged Property or the Mortgage Loan that are allocated to the A-B Notes, plus (3) the Threshold Event Collateral then held by the Servicer, is less than

(b) twenty-five percent (25%) of the remainder of the (i) aggregate initial Note Principal Balances of the A-B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Note A-B Holders on the A-B Notes after the date of creation of the A-B Notes; or

(II)	any interest in the A-B Notes is held by the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party, or the Mortgage Loan Borrower or Mortgage Loan Borrower Related Party would otherwise be entitled to exercise the rights of the Note A-B Holders as the Controlling Note Holder.

“Controlling Note Holder” shall mean as of the Closing Date, the Note A-B Holder Representative, and thereafter, as of any date of determination if a Control Appraisal Period has occurred and is continuing, the Note A-1-A Holder.

At any time that any A-B Note or Note A-1-A is included in a Securitization and the Note A-B Holder Representative or the Note A-1-A Holder is the “Controlling Note Holder” pursuant to this definition, the rights of the “Controlling Note Holder” herein may be exercised by the holders of the majority of the class of securities issued in such Securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder, as and to the extent provided in the applicable Securitization servicing agreement.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“Credit Risk Retention Rule”: The final rule that was promulgated to implement the credit risk retention requirements (which such joint final rule has been codified, inter alia, at 17 C.F.R. § 246), under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (79 F.R. 77601; pages 77740-77766), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“Cure Period” shall have the meaning assigned to such term in Section 32(a).

“Curing Note Holder” shall have the meaning assigned to such term in Section 32(a).

“DBRS” shall mean DBRS, Inc., and its successors in interest.

“Defaulted Mortgage Loan Purchase Date” shall have the meaning assigned to such term in Section 33.

“Defaulted Mortgage Loan Purchase Price” shall mean, with respect to the exercise of the right to purchase the A Notes pursuant to Section 33 the sum, without duplication, of:

(a) the aggregate Note Principal Balances of the A Notes;

(b) accrued and unpaid interest thereon at the applicable Note Rate, from the date as to which interest was last paid in full by Mortgage Loan Borrower up to and including the end of the interest accrual period relating to the Monthly Payment Date next following the date the purchase occurred;

(c) any other amounts due under the Mortgage Loan, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees, provided that if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser, the Defaulted Mortgage Loan Purchase Price shall include prepayment premiums, default interest, late fees, exit fees and any other similar fees;

(d) any unreimbursed Servicing Advances and any expenses incurred in enforcing the Mortgage Loan Documents (including, without limitation, Servicing Advances payable or reimbursable to any Servicer, and earned and unpaid special servicing fees);

(e) any accrued and unpaid Advance Interest Amount; and

(f) (i) if the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party is the purchaser or (ii) if the A Notes are purchased after ninety (90) days after such option first becomes exercisable pursuant to Section 33 of this Agreement, any liquidation or workout fees payable under the Lead Securitization Servicing Agreement and the Non-Lead Securitization Servicing Agreement with respect to each of such Notes;

If the Mortgage Loan is converted into an REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue at the applicable Note Rate on the Note Principal Balances of the A Notes as if the Mortgage Loan were not so converted. In no event shall the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Note Holder exercising the purchase right under this Agreement.

“Depositor” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Determination Date” shall have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement.

“Directing Holder” shall have the meaning assigned to such term (or analogous term) in the Lead Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Fitch” shall mean Fitch, Inc., and its successors in interest.

“Indemnified Items” shall have the meaning assigned to such term in Section 2(d).

“Indemnified Parties” shall have the meaning assigned to such term in Section 2(d).

“Initial Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1-A Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1-B Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-1-C Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2-A Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2-B Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-2-C Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-B-1 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-B-2 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note A-B-3 Holder” shall have the meaning assigned to such term in the preamble to this Agreement.

“Initial Note Holders” shall have the meaning assigned to such term in the preamble to this Agreement.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CLO, shall mean a trust vehicle or entity that holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CLO.

“KBRA” shall mean Kroll Bond Rating Agency, Inc. and its successors in interest.

“Lead Note” shall mean Note A-1-A.

“Lead Note Holder” shall mean the holder of the Lead Note.

“Lead Securitization” shall mean the securitization of the Lead Note.

“Lead Securitization Notes” shall mean all Notes in the Lead Securitization for so long as such Notes are in the Lead Securitization.

“Lead Securitization Servicing Agreement” shall mean the trust and servicing agreement or pooling and servicing agreement to be entered into in connection with the Securitization of the Lead Securitization Notes.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

“Major Decisions” shall have the meaning given to such term in the Lead Securitization Servicing Agreement.

“Master Servicer” shall mean the master servicer appointed as provided in the Lead Securitization Servicing Agreement.

“Monetary Default” shall have the meaning assigned to such term in Section 32(a).

“Monetary Default Notice” shall have the meaning assigned to such term in Section 32(a).

“Monthly Payment” shall mean have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement.

“Monthly Payment Date” shall mean the Payment Date (as defined in the Mortgage Loan Documents).

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean that certain Loan Agreement, dated as of April 27, 2018, between Natixis, as lender, and 20 TSQ GROUNDCO LLC, as borrower, as the same may be further amended, restated, renewed, extended, modified or supplemented from time to time, subject to the terms hereof.

“Mortgage Loan Borrower Affiliate” shall have the meaning assigned to such term in Section 13.

“Mortgage Loan Borrower Related Party” shall have the meaning given to the term “Borrower Related Party” in the Lead Securitization Servicing Agreement.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Natixis” shall have the meaning assigned to such term in the preamble to this Agreement.

“Net Note Rate” means, with respect to each Note, the Note Rate minus the applicable Servicing Fee Rate.

“New Note” shall have the meaning assigned to such term in Section 31.

“Non-Controlling Senior Note Holder” means the Note A-1-B, Note A-1-C, Note A-2-A-1 Holder, Note A-2-A-2 Holder, Note A-2-A-3 Holder, Note A-2-A-4 Holder, Note A-2-A-5 Holder, Note A-2-A-6 Holder, Note A-2-B-1 Holder, Note A-2-B-2 Holder, Note A-2-B-3 Holder, Note A-2-B-4 Holder, Note A-2-C-1 Holder, Note A-2-C-2-A Holder and Note A-2-C-2-B Holder.

“Non-Controlling Senior Note Holder Representative” shall have the meaning assigned to such term in Section 6(d).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit the Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Master Servicer” shall have the meaning assigned to such term in Section 2(f).

“Non-Lead Notes” shall mean every Note other than the Lead Note.

“Non-Lead Note Holders” shall mean every Note Holder other than the Lead Note Holder.

“Non-Lead Securitization” shall mean any Securitization of a Note in a Securitization Trust other than the Lead Securitization.

“Non-Lead Securitization Date” shall mean the closing date of any Non-Lead Securitization.

“Non-Lead Securitization Note” shall mean all Notes not in the Lead Securitization.

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall have the meaning assigned to such term in Section 2(f).

“Non-Lead Securitization Trust” shall mean the Securitization Trust into which any Non-Lead Securitization Note is deposited.

“Non-Lead Servicer” shall mean the Non-Lead Master Servicer or the Non-Lead Special Servicer, as the context may require.

“Non-Lead Special Servicer” shall have the meaning assigned to such term in Section 2(f).

“Non-Lead Trustee” shall have the meaning assigned to such term in Section 2(f).

“Non-Monetary Default Cure Period” shall have the meaning assigned to such term in Section 32(d).

“Non-Monetary Default” shall have the meaning assigned to such term in Section 32(d).

“Non-Monetary Default Notice” shall have the meaning assigned to such term in Section 32(d).

“Note Holder Purchase Notice” shall have the meaning assigned to such term in Section 33.

“Note(s)” shall have the meaning assigned to such term in the recitals.

“Note A Holder” shall mean with regards to any A Note, the Initial Note Holder of such A Note or any subsequent holder of such A Note, as applicable.

“Note A-1-A Holder” shall mean the Initial Note A-1-A Holder or any subsequent holder of Note A-1-A, as applicable.

“Note A-1-B Holder” shall mean the Initial Note A-1-B Holder or any subsequent holder of Note A-1-B, as applicable.

“Note A-1-C Holder” shall mean the Initial Note A-1-C Holder or any subsequent holder of Note A-1-C, as applicable.

“Note A-2-A-1 Holder” shall mean the Initial Note A-2-A-1 Holder or any subsequent holder of Note A-2-A-1, as applicable.

“Note A-2-A-2 Holder” shall mean the Initial Note A-2-A-2 Holder or any subsequent holder of Note A-2-A-2, as applicable.

“Note A-2-A-3 Holder” shall mean the Initial Note A-2-A-3 Holder or any subsequent holder of Note A-2-A-3, as applicable.

“Note A-2-A-4 Holder” shall mean the Initial Note A-2-A-4 Holder or any subsequent holder of Note A-2-A-4, as applicable.

“Note A-2-A-5 Holder” shall mean the Initial Note A-2-A-5 Holder or any subsequent holder of Note A-2-A-5, as applicable.

“Note A-2-A-6 Holder” shall mean the Initial Note A-2-A-6 Holder or any subsequent holder of Note A-2-A-6, as applicable.

“Note A-2-B-1 Holder” shall mean the Initial Note A-2-B-1 Holder or any subsequent holder of Note A-2-B-1, as applicable.

“Note A-2-B-2 Holder” shall mean the Initial Note A-2-B-2 Holder or any subsequent holder of Note A-2-B-2, as applicable.

“Note A-2-B-3 Holder” shall mean the Initial Note A-2-B-3 Holder or any subsequent holder of Note A-2-B-3, as applicable.

“Note A-2-B-4 Holder” shall mean the Initial Note A-2-B-4 Holder or any subsequent holder of Note A-2-B-4, as applicable.

“Note A-2-C-1 Holder” shall mean the Initial Note A-2-C-1 Holder or any subsequent holder of Note A-2-C-1, as applicable.

“Note A-2-C-2-A Holder” shall mean the Initial Note A-2-C-2-A Holder or any subsequent holder of Note A-2-C-2-A, as applicable.

“Note A-2-C-2-B Holder” shall mean the Initial Note A-2-C-2-B Holder or any subsequent holder of Note A-2-C-2-B, as applicable.

“Note A-B-1 Holder” shall mean the Initial Note A-B-1 Holder or any subsequent holder of Note A-B-1, as applicable.

“Note A-B-2 Holder” shall mean the Initial Note A-B-2 Holder or any subsequent holder of Note A-B-2, as applicable.

“Note A-B-3 Holder” shall mean the Initial Note A-B-3 Holder or any subsequent holder of Note A-B-3, as applicable.

“Note A-B Holder” shall mean with regard to any A-B Note, the Initial Note Holder of such A-B Note or any subsequent holder of such A-B Note, as applicable.

“Note A-B Holder Representative” shall have the meaning assigned to such term in Section 6(d).

“Note Holder” shall mean with regards to any Note, the Initial Note Holder or any subsequent holder of such Note, as applicable.

“Note Holders” shall mean collectively, the Initial Note Holders or any subsequent holder of the Notes.

“Note Pledgee” shall have the meaning assigned to such term in Section 14(c).

“Note Principal Balance” shall mean, with respect to each Note, at any time of determination, the principal balance for such Note, as set forth on the Mortgage Loan Schedule, less any payments of principal thereon (or any New Notes issued in substitution thereof) received by the related Note Holder (or any holders of New Notes in substitution thereof) or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note Rate” shall mean, with respect to each Note, the Note Rate set forth on the Mortgage Loan Schedule with respect to such Note.

“Note Register” shall have the meaning assigned to such term in Section 15.

“Original Entity” shall have the meaning assigned to such term in Section 31.

“Owned Note” shall have the meaning assigned to such term in Section 31.

“P&I Advance” shall mean an advance made by (a) a party to the Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Lead Securitization Note(s) or (b) a party to a Non-Lead Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the related Non-Lead Securitization Note(s).

“Percentage Interest” shall mean, with respect to each Note Holder, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of the Note held by such Note Holder and the denominator of which is the sum of the Note Principal Balance of all the Notes.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 14(c).

“Pro Rata and Pari Passu Basis” shall mean (1) with respect to the A Notes and the Note Holders of the A Notes, the allocation of any particular payment, collection, cost, expense, liability or other amount among such Notes or such Note Holders, as the case may be, without any priority of any such A Note or any such Note Holder over another such A Note or Note Holder, as the case may be, and in any event such that each A Note or Note Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount, and (2) with respect to the A-B Notes and the Note Holders of the A-B Notes, the allocation of any particular payment, collection, cost, expense, liability or other amount among such Notes or such Note Holders, as the case may be, without any priority of any such A-B Note or any such Note Holder over another such A-B Note or Note Holder, as the case may be, and in any event such that each A-B Note or Note Holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount.

“Pro Rata Share” shall mean (1) with respect to each A Note and the Note Holder of such A Note, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such A Note and the denominator of which is the sum of the Note Principal Balance of all of the A Notes, and (2) with respect to each A-B Note and the Note Holder of such A-B Note, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such A-B Note and the denominator of which is the sum of the Note Principal Balance of all of the A-B Notes.

“Qualified Institutional Lender” shall mean each of the Initial Note Holders and any other Person that is:

(a)  an entity Controlled (as defined below) by, under common Control with or that Controls any of the Initial Note Holders, or

(b)       one or more of the following:

(i)       a real estate investment bank, an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)       an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or

(iii)       a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CLO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with a Securitization (it being understood that with respect to any Rating Agency that assigned such a rating to the securities issued by such Securitization Vehicle, a Rating Agency Confirmation will not be required in connection with a transfer of such Note or any interest therein to such Securitization Vehicle); (2) the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CLO, the CLO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CLO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)       an investment fund, limited liability company, limited partnership or general partnership, in which (A) any Initial Note Holder, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise either (a) Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in this definition), or (b) meet the capital surplus/equity and total asset requirements set forth below in this definition, or

(v)       an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (b)(i), (ii), (iv)(B) or (v) of this definition, (x) such entity has at least $250,000,000 in capital/statutory surplus or shareholders’ equity including uncalled capital commitments (except with respect to a pension advisory firm, asset manager or similar fiduciary) and at least $600,000,000 in total assets including uncalled capital commitments (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(c)       any entity Controlled by any of the entities described in clause (b) above or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS, Fitch, KBRA, Moody’s, Morningstar and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which any Note is an asset of a Securitization, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitization(s) of such Notes.

“Rating Agency Confirmation” shall mean each of the applicable Rating Agencies shall have confirmed in writing that the occurrence of the event with respect to which such Rating Agency Confirmation is sought shall not result in a downgrade, qualification or withdrawal of the applicable rating or ratings ascribed by such Rating Agency to any of the Certificates then outstanding. In the event that no Certificates are outstanding, any action that would otherwise require a Rating Agency Confirmation shall require the consent of the holder of Note A-1-A, which consent shall not be unreasonably withheld, conditioned or delayed.

For the purposes of this Agreement, if any Rating Agency (1) waives, declines or refuses, in writing, to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, or (2) does not reply to such request or responds in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation and the related timing, notice and other applicable provisions set forth in the Lead Securitization Servicing Agreement and each Non-Lead Securitization Servicing Agreement, as applicable, have been satisfied, then for such request only, the condition that such confirmation by such Rating Agency (only) be obtained will be deemed not to apply for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency Confirmation hereunder and the condition for such Rating Agency Confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

“Redirection Notice” shall have the meaning assigned to such term in Section 14(c).

“Regulation AB” shall mean subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission or by the staff of the Securities and Exchange Commission, or as may be provided by the Securities and Exchange Commission or its staff from time to time.

“REMIC” shall have the meaning assigned to such term in Section 5(b).

“REO Property” shall mean any Mortgaged Property title to which has been acquired by a Servicer on behalf of the Note Holders through foreclosure, deed in lieu of foreclosure or otherwise.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans as a material reason for such downgrade or withdrawal, (iv) in the case of Morningstar, either (a) the applicable replacement has a special servicer ranking of at least “MOR CS3” by Morningstar (if ranked by Morningstar) or (b) if not ranked by Morningstar, is currently acting as a special servicer on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS transactions rated by any of S&P, Moody’s, Morningstar, Fitch, DBRS or KBRA and the trustee does not have actual knowledge that Morningstar has, and the replacement special servicer certifies that

Morningstar has not, with respect to any such other CMBS transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS transaction citing servicing concerns of the applicable replacement as the sole or material factor in such rating action, (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (vi) in the case of DBRS, within the twelve (12) month period prior to the date of determination, such special servicer has acted as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by DBRS and DBRS has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on “watch status” citing the continuation of such special servicer as special servicer of such commercial mortgage loans as a material reason for such downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal).

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Scheduled Interest Payment” shall mean the scheduled payment of interest due on the Mortgage Loan on a Monthly Payment Date.

“Scheduled Principal Payment” shall mean the scheduled payment of principal due on the Mortgage Loan on a Monthly Payment Date.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean the effective date on which the Securitization of the Lead Securitization Notes is consummated.

“Securitization Trust” shall mean a trust formed pursuant to a Securitization pursuant to which any Notes are held.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Sequential Order” shall mean (a) first, to the reduction of the Note Principal Balance of each A Note, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such Note is reduced to zero and (b) second, to the reduction of the Note Principal Balance of each A-B Note, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such A-B Note is reduced to zero

“Sequential Pay Event” shall mean any Event of Default with respect to an obligation to pay money due under the Mortgage Loan or any other Event of Default that causes the Mortgage Loan to become a Specially Serviced Loan (other than as a result of a foreseeable default described in the definition of Servicing Transfer Event in the Lead Securitization

Servicing Agreement), or any bankruptcy or insolvency event that constitutes an Event of Default. A Sequential Pay Event shall no longer exist to the extent it has been cured (including any cure payment made by a Note A-B Holder in accordance with Section 32) and shall not be deemed to exist to the extent a Note A-B Holder is exercising its cure rights under Section 32.

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicing Advance” shall have the meaning assigned to such term (or other analogous term) in the Lead Securitization Servicing Agreement.

“Servicing Fee Rate” shall have the meaning given thereto (or other analogous term) in the Lead Securitization Servicing Agreement.

“Servicing Standard” shall have the meaning assigned to such term (or other analogous term) in the Lead Securitization Servicing Agreement.

“Servicing Transfer Event” shall have the meaning assigned to such term (or such other analogous term) used in the Lead Securitization Servicing Agreement, except that, as provided in Section 32(a)(iii), a Servicing Transfer Event shall be deemed not to have occurred for so long as a Note A-B Holder is exercising its cure right hereunder.

“Specially Serviced Loan” shall have the meaning assigned to such term or an analogous term in the Lead Securitization Servicing Agreement.

“Special Servicer” shall have the meaning assigned to such term (or other analogous term) in the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Threshold Event Collateral” shall have the meaning assigned to such term in Section 5(e).

“Threshold Event Cure” shall have the meaning assigned to such term in Section 5(e).

“Transfer” shall have the meaning assigned to such term in Section 14.

“Trust Fund Expenses” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Trustee” shall mean, with respect to any Securitization, the bank or trust company as may be selected by the applicable depositor and approved by the Rating Agencies to act as trustee for such Securitization, and shall include any fiscal agent and/or paying agent appointed for such Securitization.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

Section 2.      Servicing of the Mortgage Loan.

(a)       Each Note Holder acknowledges and agrees that, as further provided in Section 5 of this Agreement, the Mortgage Loan shall be serviced from and after the Securitization Date pursuant to the Lead Securitization Servicing Agreement. Each Note Holder acknowledges that each other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 26, reasonably cooperate with a securitizing Note Holder at the securitizing Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement by the Depositor as each such party may be replaced pursuant to the terms of the Lead Securitization Servicing Agreement and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with this Agreement and the Lead Securitization Servicing Agreement. Each Note Holder hereby irrevocably appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of such Note Holder set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder against any other Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard (which shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder, taking into account that the A-B Notes are junior to the A Notes), the terms of the Mortgage Loan Documents, this Agreement, the Lead Securitization Servicing Agreement and applicable law, shall provide information to each Non-Lead Servicer under each Non-Lead Securitization Servicing Agreement to enable each such Non-Lead Servicer to perform its servicing duties under the related Non-Lead Securitization Servicing Agreement and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

(b)       At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage

Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement (including, without limitation, all applicable provisions relating to delivery of information and reports necessary for any Non-Lead Securitization to comply with any applicable reporting requirements under the Securities Exchange Act of 1934, as amended) and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that (1) if a Non-Lead Securitization Note is in a Securitization, then a Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Securitization and (2) until a replacement servicing agreement has been entered into, the Lead Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement, except that the Servicer shall have no obligation to make any P&I Advances on the Lead Securitization Note(s).

(c)       The Master Servicer shall be the master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Servicing Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Notes, if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to reimbursement for an Advance and interest thereon and Trust Fund Expenses in accordance with the terms of the Lead Securitization Servicing Agreement and this Agreement.

(d)       Each Non-Lead Securitization Note Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of the Mortgage Loan pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of the Mortgage Loan) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent that such amounts remain unpaid after any principal and interest allocable to the A-B Notes have been applied to pay such amounts.

(e)       Each Non-Lead Securitization Note Holder agrees to pay its Pro Rata Share of (i) any Servicing Advances and any interest accrued and payable on such advances at the Advance Rate and (ii) any Trust Fund Expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan (including, without limitation, any costs, fees and expenses related to obtaining any Rating Agency

Confirmation and any Indemnified Items) in accordance with the Lead Securitization Servicing Agreement and this Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the Borrower for payment of such amounts and any principal and interest collections allocable to the A-B Notes have been applied to pay such amounts.

In the event that the Servicer or the Special Servicer has determined that expected proceeds of the Mortgage Loan (or foreclosed property) would be insufficient for reimbursement of (i) any Servicing Advances and any interest accrued and payable on such Advances at the Advance Rate, (ii) the Indemnified Items and (iii) any other Trust Fund Expenses and any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan (including, without limitation, any costs, fees and expenses related to obtaining any Rating Agency Confirmation), each Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, pay the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, the Non-Lead Securitization Note’s pro rata share of the insufficiency (which shall be determined based on the original principal balance of each Note) and, if the Non-Lead Securitization Note has been included in a Non-Lead Securitization Trust, such payment shall be made from general collections on the other mortgage loans in the related Non-Lead Securitization Trust.

For the avoidance of doubt, no Non-Lead Securitization Note Holder shall be required to use general collections on the other mortgage loans in the related Non-Lead Securitization Trust to reimburse any P&I Advances or any Nonrecoverable Advances that are P&I Advances on the Lead Securitization Note(s) or any interest accrued and payable on such P&I Advances and Nonrecoverable Advances that are P&I Advances.

(f)       The master servicer under the Securitization of a Non-Lead Securitization Note (a “Non-Lead Master Servicer”) may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the related servicing agreement for the related Securitization (each such agreement, a “Non-Lead Securitization Servicing Agreement”) and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note(s) based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer and the special servicer and the trustee under each Non-Lead Securitization Servicing Agreement (respectively, a “Non-Lead Special Servicer” and a “Non-Lead Trustee”), as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and the related Non-Lead Master Servicer and the related Non-Lead Trustee, as applicable, shall be required to notify the other of the amount of its P&I Advance within two (2) business days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note(s)) or a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master Servicer, the Special

Servicer or the Trustee, as applicable, subsequently determines that a proposed Servicing Advance would be non-recoverable or an outstanding Servicing Advance is or would be non-recoverable, then, if and to the extent such information is not already included in the Distribution Date Statement for the month in which such P&I Advance is made, the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or the related Non-Lead Master Servicer or the related Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the related Non-Lead Master Servicer, the related Non-Lead Special Servicer or the related Non-Lead Trustee) shall notify the Master Servicer and the Trustee, or the related Non-Lead Master Servicer and the related Non-Lead Trustee, as the case may be, of the other Securitization within two (2) business days of making such determination.

The Lead Securitization Servicing Agreement shall contain provisions to the effect that the Lead Securitization Servicing Agreement may not be amended without the consent of each Non-Lead Securitization Note Holder and, if an A-B Note is not an asset of the Lead Securitization, the related Note A-B Holder, if such amendment would materially and adversely affect the Mortgage Loan or the rights of any Non-Lead Securitization Note Holder or such Note A-B Holder with respect thereto (as determined by such Non-Lead Securitization Note Holder or such Note A-B Holder, as applicable).

(g)       Each Non-Lead Securitization Note Holder agrees that, if the related Non-Lead Securitization Note is included in a Securitization, it shall cause the applicable Non-Lead Securitization Servicing Agreement to contain provisions to the effect that:

(i)        any Servicing Advances (and advance interest thereon) and any Trust Fund Expenses (including Indemnified Items) relating to servicing and administration of the Mortgage Loan and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Mortgage Loan will be paid in accordance with Sections 2 and 3 of this Agreement and the Lead Securitization Servicing Agreement;

(ii)        in the event that the Servicer or the Special Servicer has determined that proceeds of the Mortgage Loan (or foreclosed property) would be insufficient for reimbursement of the amounts described in clause (i) above, the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or the Lead Securitization Trust, as applicable, such Non-Lead Securitization Trust’s pro rata share of the insufficiency (which shall be determined based on the original principal balance of each Note) out of general funds in the collection account (or equivalent account) established under the related Non-Lead Securitization Servicing Agreement;

(iii)       any matter affecting the servicing and administration of the Mortgage Loan that requires delivery of a Rating Agency Confirmation pursuant to the Lead Securitization Servicing Agreement shall also require delivery of a Rating Agency Confirmation under each Non-Lead Securitization Servicing Agreement; and

(iv)       the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(h)       Each Non-Lead Securitization Note Holder shall give each of the parties to the Lead Securitization Servicing Agreement (that will not also be a party to the related Non-Lead Securitization Servicing Agreement) notice of the Non-Lead Securitization in writing (which may be by e-mail) prior to or promptly following the related Non-Lead Securitization Date. Such notice shall contain contact information for each of the parties to the related Non-Lead Securitization Servicing Agreement. In addition, after the related Non-Lead Securitization Date, the related Non-Lead Securitization Note Holder shall send a copy of the related Non-Lead Securitization Servicing Agreement to each of the parties to the Lead Securitization Servicing Agreement.

Section 3.      Priority of Payments.  The A-B Notes and the rights of the Note A-B Holders to receive payments of interest, principal and other amounts with respect to the A-B Notes shall at all times be junior, subject and subordinate to each A Note and the right of the Note A Holders to receive payments of interest, principal and other amounts with respect to such A Note, in each case, as further described below:

(a)       If no Sequential Pay Event, as determined by the applicable Servicer, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of a Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions, (2) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent and in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer or the Non-Lead Master Servicer under the Lead Securitization Servicing Agreement and (4)(a) all amounts that are then due, payable or reimbursable to any Servicer, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including, without limitation, reimbursement of Servicing Advances and P&I Advances on the Lead Securitization Note(s) and interest thereon) and (b) all amounts that are then due and payable to any Non-Lead Master Servicer (or Non-Lead Trustee) in respect of any P&I Advances and interest thereon in respect of a Non-Lead Securitization Note (it being understood that P&I Advances with respect to the Lead Securitization Note(s) and any Non-Lead Securitization Note (if made by the Non-Lead Master Servicer or the Non-Lead Special Servicer, as applicable, pursuant to a Non-Lead Securitization Servicing Agreement) deemed non-recoverable may be reimbursed from collections on the Mortgage Loan, first to reimbursement P&I Advances with respect to the A Notes on a Pro Rata and Pari Passu Basis, and then to reimburse P&I Advances with respect to the A-B Notes on a Pro Rata and Pari Passu Basis) shall be applied and distributed by the Servicer in the following order of priority without duplication

(and payments shall be made at such times as are set forth in the Lead Securitization Servicing Agreement):

(i)       first, on a Pro Rata and Pari Passu Basis, to pay accrued and unpaid interest on the A Notes (other than default interest) to each Note A Holder in an amount equal to the accrued and unpaid interest on the applicable Note Principal Balances at the applicable Net Note Rate;

(ii)       second, on a Pro Rata and Pari Passu Basis, to each Note A Holder (A) first, an amount equal to the Percentage Interest relating to each A Note of all principal payments (excluding any Casualty/Condemnation Prepayment) received, if any, with respect to the related Monthly Payment Date and (B) then, an amount equal to all Casualty/Condemnation Prepayments received with respect to the related Monthly Payment Date, in each case until its respective Note Principal Balance has been reduced to zero;

(iii)       third, to the extent any Note A-B Holder has made any payments or advances to cure defaults pursuant to Section 32, to reimburse such Note A-B Holder for all such cure payments;

(iv)       fourth, to pay accrued and unpaid interest on the A-B Notes (other than default interest) to each Note A-B Holder on a Pro Rata and Pari Passu Basis in an amount equal to the accrued and unpaid interest on the applicable Note Principal Balance at the applicable Net Note Rate;

(v)       fifth, on a Pro Rata and Pari Passu Basis, to each Note A-B Holder (A) first, an amount equal to the Percentage Interest relating to each A-B Note of all principal payments (excluding any Casualty/Condemnation Prepayment) received, if any, with respect to the related Monthly Payment Date and (B) then, an amount equal to all remaining Casualty/Condemnation Prepayments received with respect to the related Monthly Payment Date, until its respective Note Principal Balance has been reduced to zero;

(vi)       sixth, to pay Yield Maintenance Premium then due and payable in respect of the A Notes, on a Pro Rata and Pari Passu Basis, and then the A-B Notes, on a Pro Rata and Pari Passu Basis;

(vii)       seventh, to the extent late fees, assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Lead Securitization Servicing Agreement, including, without limitation, to compensate a Servicer under the Lead Securitization Servicing Agreement, any such late fees, assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Note A Holder and Note A-B Holder, pro rata, based on their respective initial principal balances;

(viii)       eighth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the Note A Holders on a Pro Rata and Pari Passu Basis in an amount calculated on the Note Principal Balance of each A Note at the applicable default rate, prior to the application of funds contemplated in this Section 3(a) and (B) to the Note A-B Holders on a Pro Rata and Pari Passu Basis in an amount calculated on the Note Principal Balance of each A-B Note at the applicable default rate prior to the application of funds contemplated in this Section 3(a), in each case, to the extent actually paid by the Mortgage Loan Borrower and not payable to any Servicer pursuant to the Lead Securitization Servicing Agreement; and

(ix)       ninth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(viii), any remaining amount shall be paid pro rata to each Note A Holder and Note A-B Holder based on their initial principal balances.

(b)       If a Sequential Pay Event, as determined by the applicable Servicer in accordance with this Agreement and the Lead Securitization Servicing Agreement, shall have occurred and be continuing, all amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan or Insurance Proceeds or Condemnation Proceeds (other than (1) proceeds, awards or settlements to be applied to the restoration or repair of a Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents, to the extent permitted by the REMIC Provisions, (2) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent and in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows, (3) all amounts received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Servicer or the Non-Lead Master Servicer under the Lead Securitization Servicing Agreement and (4)(a) all amounts that are then due, payable or reimbursable to any Servicer, Certificate Administrator or Trustee with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including, without limitation, reimbursement of Servicing Advances and P&I Advances on the Lead Securitization Note(s) and interest thereon) and (b) all amounts that are then due and payable to any Non-Lead Master Servicer (or Non-Lead Trustee) in respect of any P&I Advances and interest thereon in respect of a Non-Lead Securitization Note (it being understood that P&I Advances with respect to the Lead Securitization Note(s) and any Non-Lead Securitization Note (if made by the Non-Lead Master Servicer or the Non-Lead Special Servicer, as applicable, pursuant to a Non-Lead Securitization Servicing Agreement) deemed non-recoverable may be reimbursed from collections on the Mortgage Loan, first to reimbursement P&I Advances with respect to the A Notes on a Pro Rata and Pari Passu Basis, and then to reimburse P&I Advances with respect to the A-B Notes on a Pro Rata and Pari Passu Basis) shall be applied and distributed by the Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Lead Securitization Servicing Agreement):

(i)       first, on a Pro Rata and Pari Passu Basis, to pay accrued and unpaid interest on the A Notes (other than default interest) to each Note A Holder in an amount equal to the accrued and unpaid interest on the applicable Note Principal Balances at the applicable Net Note Rate;

(ii)       second, on a Pro Rata and Pari Passu Basis, to each Note A Holder an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related Monthly Payment Date, until its respective Note Principal Balance has been reduced to zero;

(iii)      third, to pay accrued and unpaid interest on the A-B Notes (other than default interest) to each Note A-B Holder on a Pro Rata and Pari Passu Basis in an amount equal to the accrued and unpaid interest on the applicable Note Principal Balance at the applicable Net Note Rate;

(iv)      fourth, on a Pro Rata and Pari Passu Basis, to each Note A Holder an amount equal to all remaining amounts (other than default interest) received with respect to the related Monthly Payment Date, until its respective Note Principal Balance has been reduced to zero;

(v)       fifth, to the extent any Note A-B Holder has made any payments or advances to cure defaults pursuant to Section 32, to reimburse such Note A-B Holder for all such cure payments;

(vi)      sixth, on a Pro Rata and Pari Passu Basis, to each Note A-B Holder in an amount equal to all remaining amounts (other than default interest) received with respect to the related Monthly Payment Date, until its respective Note Principal Balance has been reduced to zero;

(vii)     seventh, to pay Yield Maintenance Premium then due and payable in respect of the A Notes, on a Pro Rata and Pari Passu Basis, and then the A-B Notes, on a Pro Rata and Pari Passu Basis;

(viii)    eighth, to the extent late fees, assumption or transfer fees actually paid by the Mortgage Loan Borrower are not required to be otherwise applied under the Lead Securitization Servicing Agreement, including, without limitation, to compensate a Servicer under the Lead Securitization Servicing Agreement, any such late fees, assumption or transfer fees, to the extent actually paid by the Mortgage Loan Borrower, shall be paid to each Note A Holder and Note A-B Holder, pro rata, based on their respective initial principal balances;

(ix)       ninth, any interest accrued at the applicable default rate, pro rata and pari passu, to (A) the Note A Holders on a Pro Rata and Pari Passu Basis in an amount calculated on the Note Principal Balance of each A Note at the applicable default rate, prior to the application of funds contemplated in this Section 3(b), and (B) to the Note A-B Holders on a Pro Rata and Pari Passu Basis in an amount calculated on the Note Principal Balance of each A-B Note at the applicable default rate prior to the application of funds contemplated in this Section 3(b), in each case, to the extent actually paid by the Mortgage Loan Borrower and not payable to any Servicer pursuant to the Lead Securitization Servicing Agreement; and

(x)        tenth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-

(ix), any remaining amount shall be paid pro rata to each Note A Holder and Note A-B Holder based on their initial principal balances.

(c)       Notwithstanding anything to the contrary herein, to the extent required under the REMIC Provisions of the Code, payments or proceeds received with respect to any partial release of the Mortgaged Property (including following a condemnation) from the lien of the applicable Mortgage and Mortgage Loan Documents must be allocated to reduce the principal balance of the Mortgage Loan in the manner permitted by such REMIC provisions if, immediately following such release, the loan-to value ratio of the Mortgage Loan exceeds 125% (based solely on real property and excluding any personal property and going concern value).

Section 4.      Workout.  Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the applicable Note Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the Sequential Order of payment of the Notes and all payments to the Note A Holders pursuant to Section 3 shall be made as though such workout did not occur, with the payment terms of each A Note remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Mortgage Loan attributable to such workout shall be borne, first, by the Note A-B Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the applicable Note Rate and any other amounts due to each Note A-B Holder, as applicable), and then, by the Note A Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the applicable Note Rate and any other amounts due to the Note A Holders, as applicable). Any recoveries in connection with a workout of the Mortgage Loan will be allocated first, to the Note A Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the applicable Note Rate and any other amounts due to the Note A Holders, as applicable), and then, to the Note A-B Holders, on a Pro Rata and Pari Passu Basis (up to their respective Note Principal Balances, together with accrued interest thereon at the applicable Note Rate and any other amounts due to the Note A-B Holders, as applicable).

Section 5.      Administration of the Mortgage Loan.

(a)       Subject to this Agreement (including but not limited to Section 6(c)) and the Lead Securitization Servicing Agreement, and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan

Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, each Non-Lead Note Holder agrees that it shall have no right to, and hereby presently and irrevocably assigns and conveys to the Lead Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Note Holder) shall not have any fiduciary duty to any Non-Lead Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Upon the Mortgage Loan becoming a Defaulted Loan, each Non-Lead Note Holder hereby acknowledges the right and obligation of the Lead Note Holder (or the Special Servicer acting on behalf of the Lead Note Holder) to sell the Non-Lead Securitization Notes together with the Lead Securitization Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement, subject to: (1) the consent rights of the Controlling Note Holder pursuant to Section 6(c) and (2) the written consent of the holder of each other Non-Securitization Note Holder unless the Special Servicer has delivered to each such Note Holder: (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Mortgage Loan, and any documents in the servicing file reasonably requested by the applicable Note Holder that are material to the price of the Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Servicer or the Special Servicer in connection with the proposed sale; provided that the applicable Note Holder may waive any of the delivery or timing requirements described in this sentence.

Subject to the terms of the Lead Securitization Servicing Agreement, each Appraised-Out Holder and each Non-Lead Securitization Note Holder (or such Note Holder’s representative) that is not a Mortgage Loan Borrower Related Party shall be permitted to submit an offer at any sale of the Mortgage Loan.

In connection with any such sale, the Special Servicer shall be required to sell the Non-Lead Securitization Notes together with the Lead Securitization Note(s) in the manner set forth in the Lead Securitization Servicing Agreement.

Each Non-Lead Note Holder hereby appoints the Lead Note Holder as its agent, and grants to the Lead Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the Non-Lead Notes. Each Non-Lead Note Holder further agrees that, upon the request of the Lead Note Holder, it shall execute and deliver to or at the direction of Lead Note Holder such powers of attorney or other instruments as the Lead Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver originals of each of the Non-Lead Securitization Notes, endorsed in blank, to or at the direction of the Lead Note Holder in connection with the consummation of any such sale.

The authority of the Lead Note Holder to sell the Non-Lead Notes and the obligations of each Non-Lead Note Holder to execute and deliver instruments or deliver each of the Non-Lead Securitization Note upon request of the Lead Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization is terminated in accordance with its terms.

(b)       If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, in the event that one of the Notes is included in a REMIC, such other Note Holder shall not be required to reimburse such Note Holder or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to the other Note Holders be reduced to offset or make-up any such payment or deficit.

(c)       The Mortgage Loan shall be treated as a single loan for purposes of calculating the Appraisal Reduction Amount. Appraisal Reduction Amounts with respect to the Mortgage Loan shall be allocated, first, to the A-B Notes, on a Pro Rata and Pari Passu Basis, and then to the A Notes, on a Pro Rata and Pari Passu Basis.

(d)       (i) At any time that any A-B Note is not included in a Securitization, if the Note A-B Holder Representative is determined at any time of determination to no longer be the Controlling Note Holder (the “Appraised-Out Holder”) as a result of the application of an Appraisal Reduction Amount, any Note A-B Holder, acting through the Note A-B Holder Representative, shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal with respect to the Mortgage Loan. The Special Servicer shall use its reasonable efforts to cause such second Appraisal to be (A) delivered within thirty (30) days from receipt of the Appraised-Out Holder’s written request and (B) prepared on an “as-is” basis by an MAI appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the Appraisal in respect of which the Appraised-Out Holder is requesting the Special Servicer to obtain an additional Appraisal).

(ii)       Upon receipt of any supplemental Appraisal pursuant to clause (i) above, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction Amount is warranted, and if so warranted, the Special Servicer shall recalculate the Appraisal Reduction Amount based on such supplemental Appraisal and any information received from the Master Servicer. If required by such recalculation, the Appraised-Out Holder shall be reinstated as the Controlling Note Holder and, if applicable, shall have its Note Principal Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount. The Appraised-Out Holder requesting any supplemental Appraisal pursuant to clause (i) above shall refrain from exercising any direction, control, consent and/or similar rights of the Controlling Note Holder until such time, if any, as the holder is reinstated as the Controlling Note Holder (such period beginning upon receipt by the Special Servicer of any request to obtain a supplemental Appraisal pursuant to clause (i) above to but excluding the date on which either (A) the Special Servicer determines that no recalculation of the Appraisal Reduction Amount is warranted or (B) the Special Servicer recalculates the Appraisal Reduction Amount based on the supplemental Appraisal, the “Appraisal Review Period”). The rights of the Controlling Note Holder during each Appraisal Review Period shall be exercised by the Note A-1-A Holder.

(e)       At any time that any A-B Note is not included in a Securitization, any Note A-B Holder shall be entitled to avoid a Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party Appraisal that indicates such Control Appraisal Period has occurred): (i) such Note Holder shall have delivered as a supplement to the Appraised Value of the Mortgaged Property, in the amount specified in clause (ii) below, to the Servicer, together with documentation acceptable to the Servicer in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of the Note A Holders in such collateral (a) cash collateral for the benefit of the A Notes, and acceptable to, the Servicer or (b) an unconditional and irrevocable standby letter of credit with the Note A Holders as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Threshold Event Collateral”), and (ii) the Threshold Event Collateral shall be in an amount which, when added to the Appraised Value of the Mortgaged Property as determined pursuant to the Lead Securitization Servicing Agreement, would cause the applicable Control Appraisal Period not to occur. If the requirements of this paragraph are satisfied by a Note A-B Holder (a “Threshold Event Cure”), no Control Appraisal Period caused by application of an Appraisal Reduction Amount shall be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the applicable Note A-B Holder shall be required to renew such letter of credit not later than thirty (30) days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution; provided, however, that, if a letter of credit is not renewed prior to thirty (30) days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Servicer may (and at the direction of the applicable Note A-B Holder shall) draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, the applicable Note A-B Holder shall be required to replace such letter of credit with other Threshold Event Collateral within thirty (30) days if the credit ratings of the issuing entity are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Servicer shall draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure shall continue until (i) the Appraised Value of the Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent a Control Appraisal Period from occurring; or (ii) final liquidation of the Mortgage Loan or REO Property. If the Appraised Value of the Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the applicable Note A-B Holder any or such portion of Threshold Event Collateral held by the Servicer shall promptly be returned to such Note A-B Holder (at its sole expense). Upon final liquidation or repayment of the Mortgage Loan or REO Property with respect to the Mortgage Loan, such Threshold Event Collateral shall be available to reimburse each Note A Holder for any realized loss pursuant to Section 3 or 4, as applicable, with respect to the Mortgage Loan after application of the net proceeds of liquidation, not in excess of the Note Principal Balances of the Notes, plus accrued and unpaid interest thereon at the applicable interest rate and all other expenses reimbursable under this Agreement and under the Lead Securitization Servicing Agreement. The entire amount of Threshold Event Collateral, without a haircut or other reduction, shall be considered in determining the sufficiency of such Threshold Event Collateral to avoid a Control Appraisal Period.

(f)       The Servicer or Special Servicer shall obtain appraisals that meet the requirements of, and at the times required pursuant to, the terms of the Lead Securitization Servicing Agreement.

Section 6.      Appointment of Controlling Note Holder Representative and Non-Controlling Senior Note Holder Representative.

(a)       The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”); provided, if the Note A-B Holder Representative is the Controlling Note Holder, then the Note A-B Holder Representative shall also be the Controlling Note Holder Representative. The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. No Servicer, Trustee or Certificate Administrator acting on behalf of the Lead Note Holder shall be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified each Servicer, Trustee and Certificate Administrator of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides each Servicer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to each Servicer, Trustee and Certificate Administrator.

(b)       Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to the other Note Holders or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder

will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)       The Controlling Note Holder shall be entitled to exercise the rights and powers granted to the Directing Holder or similar party under, and as defined in, the Lead Securitization Servicing Agreement with respect to the Mortgage Loan. In addition, the Controlling Note Holder shall be entitled to advise (1) the Special Servicer with respect to all Major Decisions related to a Specially Serviced Loan and (2) the Special Servicer with respect to all Major Decisions for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and, except as set forth below, (i) the Master Servicer shall not be permitted to implement any Major Decision unless it has obtained the prior consent of the Special Servicer and (ii) during a Subordinate Control Period (as defined in the Lead Securitization Servicing Agreement), the Special Servicer shall not be permitted to consent to the Servicer’s implementing any Major Decision nor will the Special Servicer itself be permitted to implement any Major Decision as to which the Controlling Note Holder has objected in writing within ten (10) Business Days after receipt of the written analysis and such additional information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment with respect to such Major Decision. The Controlling Note Holder may also direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Note Holder may deem advisable.

If the Controlling Note Holder fails to notify the Special Servicer of its approval or disapproval of any proposed Major Decision within ten (10) Business Days after delivery to the Controlling Note Holder by the Master Servicer or the Special Servicer, as applicable, of written notice of a proposed Major Decision, together with any information requested by the Controlling Note Holder as may be necessary in the reasonable judgment of the Controlling Note Holder in order to make a judgment, then upon the expiration of such ten (10) Business Days such Major Decision shall be deemed to have been approved by the Controlling Note Holder.

In the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by the Lead Securitization Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Controlling Note Holder, is necessary to protect the interests of the Note Holders (as a collective whole taking into account that the A-B Notes are junior to the A Notes) and the Special Servicer has made a reasonable effort to contact the Controlling Note Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Note Holder’s response.

No objection contemplated by the preceding paragraphs may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of the Mortgage Loan Documents, applicable law, the Lead Securitization Servicing Agreement, this Agreement, the REMIC provisions of the Code or the Master Servicer or Special Servicer’s obligation to act in accordance with the Servicing Standard or materially expand the scope of responsibilities of any of the Master Servicer or Special Servicer, as applicable.

If the “retaining sponsor” in the Lead Securitization Trust has sold an “eligible horizontal residual interest” to a “third party purchaser” in accordance with Section _.7 of the Credit Risk Retention Rule, following the occurrence of an “Operating Advisor Consultation Trigger Event” (or equivalent term) under the Lead Securitization Servicing Agreement, the Controlling Note Holder acknowledges that the Person who serves as operating advisor under the Lead Securitization Servicing Agreement shall have the right to consult with the Special Servicer with respect to Major Decisions.

The Controlling Note Holder shall have no liability to the other Note Holders or any other party for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over the other Note Holders, and that the Controlling Note Holder may have special relationships and interests that conflict with the interests of another Note Holder and, absent willful misconduct, bad faith or gross negligence on the part of the Controlling Note Holder, agree to take no action against the Controlling Note Holder or any of its officers, directors, employees, principals or agents as a result of such special relationships or interests, and that the Controlling Note Holder shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(d)       Each Non-Controlling Senior Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Non-Controlling Senior Note Holder Representative”). Each Non-Controlling Senior Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Non-Controlling Senior Note Holder Representative in accordance with the terms of the Lead Securitization Servicing Agreement. When exercising its various rights under Section 5 and elsewhere in this Agreement, each Non-Controlling Senior Note Holder may, at its option, in each case, act through the Non-Controlling Senior Note Holder Representative. The Non-Controlling Senior Note Holder Representative may be any Person (other than a Mortgage Loan Borrower Related Party), including, without limitation, the related Non-Controlling Senior Note Holder, any officer or employee of the related Non-Controlling Senior Note Holder, any affiliate of the related Non-Controlling Senior Note Holder or any other unrelated third party. No such Non-Controlling Senior Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than such Non-Controlling Senior Note Holder). All actions that are permitted to be taken by each Non-Controlling Senior Note Holder under this Agreement may be taken by a Non-Controlling Senior Note Holder Representative acting on behalf of such Non-Controlling Senior Note Holder.

The Note A-B Holders shall appoint a joint representative in connection with the exercise of their rights and obligations with respect to the Mortgage Loan (the “Note A-B Holder Representative”); provided that each Note A-B Holder shall act reasonably in selecting such Note A-B Holder Representative and shall not unreasonably withhold its consent to any Note A-

B Holder Representative proposed by the other Note A-B Holder. Each Note A-B Holder shall have the right in its sole but reasonable discretion at any time and from time to time to remove and replace the Note A-B Holder Representative; provided that the consent (not to be unreasonably withheld) of any other Note A-B Holder to such removal and replacement is obtained prior to such removal and replacement. When exercising its various rights under this Agreement, the Note A-B Holders shall act through the Note A-B Holder Representative. The Note A-B Holder Representative may be any Person (other than a Mortgage Loan Borrower Related Party), including, without limitation, a Note A-B Holder, any officer or employee of a Note A-B Holder, any affiliate of a Note A-B Holder or any other unrelated third party. No such Note A-B Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Note A-B Holders). All actions that are permitted to be taken by the Note A-B Holder under this Agreement shall exclusively be taken by the Note A-B Holder Representative acting on behalf of the Note A-B Holders. Notwithstanding the foregoing, the initial Note A-B Holder Representative shall be the Note A-B-1 Holder (as such Person may change from time to time in connection with the sale of Note A-B-1) or its designated employee or agent until such time as the Note A-B Holders jointly appoint a successor and provide notice in writing to the Master Servicer and the Special Servicer.

(e)       No Servicer, Trustee or Certificate Administrator acting on behalf of the Lead Note Holder shall be required to recognize any Person as a Non-Controlling Senior Note Holder Representative or Note A-B Holder Representative until the related Non-Controlling Senior Note Holder or Note A-B Holder Representative, as applicable, has notified each Servicer, Trustee and Certificate Administrator of such appointment and, if the Non-Controlling Senior Note Holder Representative or Note A-B Holder Representative, as applicable, is not the same Person as the related Non-Controlling Senior Note Holder or Note A-B Holder Representative, as applicable, the Non-Controlling Senior Note Holder Representative or Note A-B Holder Representative, as applicable, provides each Servicer, Trustee and Certificate Administrator with written confirmation of its acceptance of such appointment (and such parties will be entitled to rely on such notice), an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The related Non-Controlling Senior Note Holder or Note A-B Holder Representative, as applicable, shall promptly deliver such information to each Servicer, Trustee and Certificate Administrator.

(f)       (1) Unless a Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative) is a Mortgage Loan Borrower Related Party, the Lead Note Holder (or the Special Servicer acting on its behalf) shall be required to provide to such Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative) (i) notice, information and reports with respect to any Major Decisions (similar to such notice, information and report it is required to deliver to the Directing Holder pursuant to the Lead Securitization Servicing Agreement (without regard to whether a “subordinate control period” is continuing)) and (ii) a summary of the Asset Status Report relating to the Mortgage Loan (at the same time as it is required to deliver to the Directing Holder pursuant to the Lead Securitization Servicing Agreement (without regard to whether a “subordinate control period” is continuing)) and (2) unless a Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative) is a Mortgage Loan Borrower Related Party, the Lead Note

Holder (or the Special Servicer acting on its behalf) shall be required to consult with such Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative) on a strictly non-binding basis with respect to any such Major Decision or the implementation of any recommended actions in the summary of the Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by the related Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative) by the Lead Note Holder of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Non-Controlling Senior Note Holder, the Lead Note Holder (or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative), whether or not such Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of any Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative) set forth in the immediately preceding sentence, the Lead Note Holder (or Special Servicer acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Note Holder (or Special Servicer) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Note Holder (or Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by any Non-Controlling Senior Note Holder (or its related Non-Controlling Senior Note Holder Representative).

Section 7.      Appointment of Special Servicer.  Subject to the terms of the Lead Securitization Servicing Agreement, the Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to the other Note Holder, the Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Securitization Servicing Agreement), if any. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid.

Notwithstanding the foregoing, after the Securitization Date, if the “retaining sponsor” in the Lead Securitization Trust has sold an “eligible horizontal residual interest” to a “third party purchaser” in accordance with Section _.7 of the Credit Risk Retention Rule, each Note Holder agrees that the Special Servicer may be replaced upon the recommendation of the operating advisor appointed under the Lead Securitization Servicing Agreement, if any, and subsequent affirmative vote of “ABS interests” (as defined in Section _.2 of the Credit Risk Retention Rule). The Controlling Note Holder shall retain its right to subsequently remove and replace the Special Servicer; however, the Controlling Note Holder shall not be permitted to restore a Special Servicer that has been replaced pursuant to the preceding sentence.

Section 8.      Payment Procedure.

(a)       The Lead Note Holder (or the Master Servicer acting on its behalf), in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments and collections on the Mortgage Loan to the Collection Account and the portion of such payments and collections that are distributable to the Non-Lead Securitization Note Holders shall be deposited into the Companion Loan Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Note Holder (or the Master Servicer acting on its behalf) shall (i) deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower, and (ii) remit from the applicable account (A) with respect to the Lead Securitization Notes, the remittance date under the Lead Securitization Servicing Agreement for the Lead Securitization Notes, and (B) with respect to each Non-Lead Securitization Note, the Companion Loan Remittance Date (as defined in the Lead Securitization Servicing Agreement), in each case, all payments received and allocable pursuant to this Agreement and the Lead Securitization Servicing Agreement with respect to the Non-Lead Securitization Notes (net of amounts payable or reimbursable from such account) by wire transfer to accounts maintained by the applicable Note Holder.

(b)       If the Lead Note Holder (or the Master Servicer acting on its behalf) determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Note Holder (or the Master Servicer acting on its behalf) shall not be required to distribute any portion thereof to the Note Holders and each Note Holder shall promptly on demand by the Lead Note Holder (or the Master Servicer acting on its behalf) repay to the Lead Note Holder (or the Master Servicer acting on its behalf) any portion thereof that the Lead Note Holder (or the Master Servicer acting on its behalf) shall have theretofore distributed to such Note Holder, together with interest thereon at such rate, if any, as the Lead Note Holder (or the Master Servicer acting on its behalf) shall have been required to pay to any Mortgage Loan Borrower, Servicer or such other Person with respect thereto.

(c)       If, for any reason, the Lead Note Holder (or the Master Servicer acting on its behalf) makes any payment to a Note Holder before the Lead Note Holder has received the corresponding payment (it being understood that the Lead Note Holder (or the Master Servicer acting on its behalf) is under no obligation to do so), and the Lead Note Holder (or the Master Servicer acting on its behalf) does not receive the corresponding payment within five (5) Business Days of its payment to the related Note Holder, such Note Holder shall, at the Lead Note Holder’s request, promptly return that payment to the Lead Note Holder (or the Master Servicer acting on its behalf).

(d)       Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the Lead Note Holder (or the Master Servicer acting on its behalf), subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Note Holder (or the Master Servicer acting on its behalf) shall have the right to offset any amounts due hereunder from a Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Note Holder under the Mortgage Loan. Such Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.      Limitation on Liability of the Note Holders.  Each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Note Holder and that the Lead Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Lead Note Holder in connection with the Lead Note Holder’s exercise of rights or any omission by the Lead Note Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

Section 10.      Bankruptcy.  Subject to Section 6(c), each Note Holder hereby covenants and agrees that only the Lead Note Holder has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Lead Note Holder can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Lead Note Holder as their agent, and grant to the Lead Note Holder an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to the Note Holders in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Lead Note Holder, each other Note Holder shall execute, acknowledge and deliver to the Lead Note Holder all and every such further deeds, conveyances and instruments as the Lead Note Holder may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.      Representations of the Note Holders.  Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Each Note A-B Holder acknowledges that it has, independently and without reliance upon the Note A Holders, except with respect to the representations and warranties provided by the Note A Holders herein, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase its A-B Note and each Note A-B Holder accepts responsibility therefor. Each Note A-B Holder hereby acknowledges that, other than the representations and warranties provided herein, the Note A Holder’s have made no representations or warranties with respect to the Mortgage Loan, subject to such representations and warranties as provided by the Note A Holders herein, and that the Note A Holders shall have no responsibility for (i) the collectibility of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished to the Note A Holders in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Note A-B Holder assumes all risk of loss in connection with its A-B Note as specifically set forth herein.

Section 12.      No Creation of a Partnership or Exclusive Purchase Right.  Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 13.      Other Business Activities of the Note Holders.  Each Note Holder acknowledges that the other Note Holders or their Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Affiliate”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Affiliate and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 14.      Sale of the Notes.

(a)       Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, participate, hypothecate, contribute, encumber or otherwise dispose (either (i) directly or (ii) indirectly through entering into a derivatives contract or any other similar agreement, excluding a repo financing or a Pledge in accordance with Section 14(d)) of a Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holders shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer to a Securitization (and the related pooling and servicing or similar agreement requires the parties thereto to comply with this Agreement) or a Transfer that is made in accordance with the immediately following sentence) and (y) a copy of the assignment and assumption agreement referred to in Section 15. If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain (x) prior to a Securitization, the consent of each non-transferring Note Holder or (2) after a Securitization of such non-transferring Note Holder’s Note, Rating Agency Confirmation. Notwithstanding the foregoing, without the non-transferring Note Holder’s prior consent (which will not be unreasonably withheld, conditioned or delayed), and, if such non-transferring Note Holder’s Note is held in a Securitization Trust, without Rating Agency Confirmation, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related

Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it will pay the expenses of the non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its Note or any beneficial interest in its Note. None of the provisions of this Section 14(a) shall apply in the case of (1) a sale of all of the Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Specially Serviced Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

(b)       In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Note Holder and any Persons acting on its behalf shall continue to deal solely and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)       Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 14(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any Person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to any other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), such other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to any other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to the other Note Holders and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases the other Note Holders and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. A Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement, and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 14(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)       Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)       The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)      The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)     Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)     The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the

Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)       Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 15.      Registration of the Notes and Each Note Holder.  The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 15, shall be registered in the Note Register. The Person in whose name a Note Holder is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of the other Note Holders. To the extent the Trustee or another party is appointed as Agent hereunder, each Note Holder hereby designates such Person as its agent under this Section 15 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 14, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 14 and this Section 15. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and the other Note Holders against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 16.      Governing Law; Waiver of Jury Trial.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL

RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 17.      Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)       AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 18.      Modifications.  This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a Rating Agency Confirmation; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, (iii) entered into pursuant to Section 31 of this Agreement or (iv) if and to the extent that it would be deemed given or not required pursuant to the definition of Rating Agency Confirmation in the Lead Securitization Servicing Agreement and/or any Non-Lead Securitization Servicing Agreement, as applicable.

Section 19.      Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, Certificate Administrator, Master Servicer, Special Servicer, Non-Lead Master Servicer, Non-Lead Special Servicer, Non-Lead Trustee, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 14 and Section 15, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 20.      Counterparts.  This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 21.      Captions.  The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 22.      Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 23.    Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties.

Section 24.    Withholding Taxes.  (a) If the Lead Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to a Note Holder with respect to the Mortgage Loan as a result of such Note Holder constituting a Non-Exempt Person, the Lead Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Note Holder shall furnish such Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)       Each Non-Lead Note Holder shall and hereby agrees to indemnify the Lead Note Holder against and hold the Lead Note Holder harmless from and against any Taxes, interest, penalties and reasonable attorneys’ fees and disbursements arising or resulting from any failure of the Lead Note Holder (or the Master Servicer on its behalf) to withhold Taxes from payment made to such Non-Lead Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Non-Lead Note Holder to the Lead

Note Holder in connection with the obligation of the Lead Note Holder to withhold Taxes from payments made to such Non-Lead Note Holder, it being expressly understood and agreed that (i) the Lead Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Non-Lead Note Holder, upon request of the Lead Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Note Holder.

(c)       Each Non-Lead Note Holder represents to the Lead Note Holder (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each None-Lead Note Holder shall deliver to the Lead Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Non-Lead Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Note Holder an Internal Revenue Service Form W-9 and (ii) if a Non-Lead Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Note Holder shall not be obligated to make any payment hereunder with respect to a Non-Lead Note or otherwise until the related Note Holder shall have furnished to the Lead Note Holder requested forms, certificates, statements or documents.

Section 25.      Custody of Mortgage Loan Documents.  The originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Notes) (a) prior to the Lead Securitization will be held by the Initial Agent and (b) after the Lead Securitization, will be held by the Lead Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement), in each case, on behalf of the registered holders of the Notes.

Section 26.      Cooperation in Securitization.

(a)       Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the securitizing Note Holder, each other Note Holder shall use reasonable efforts, at the securitizing Note Holder’s expense, to satisfy, and to cooperate with the securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the securitizing Note Holder customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the Securitization, including entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the securitizing Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the Securitization; provided, however, none of the Note Holders shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, a Note Holder or (ii) materially increase a Note Holders’ obligations or materially decrease any Note Holders’ rights, remedies or protections. In connection with any Securitization, each Note Holder agrees to provide for inclusion in any disclosure document relating to such Securitization such information concerning such Note Holder and the related Note as the securitizing Note Holder reasonably determines to be necessary or appropriate, and each Note Holder covenants and agrees that it shall, at the securitizing Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and the securitizing Note Holder in connection with the Securitization (including, without limitation, reasonably cooperating with the securitizing Note Holder (without any obligation to make additional representations and warranties) to enable the Securitizing Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to a Note Holder and the related Non-Lead Securitization Note in any Securitization document. Each Note Holder acknowledges that the information provided by it to the Lead Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Note Holder. The Lead Note Holder will reasonably cooperate with each Note Holder by providing all information reasonably requested that is in the Lead Note Holder’s possession in connection with each Note Holders’ preparation of disclosure materials in connection with a Securitization.

Upon request, the Lead Note Holder shall deliver to a Non-Lead Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

Section 27.      Notices.  All notices required hereunder shall be given by (i) telephone (confirmed promptly in writing) or shall be in writing and personally delivered, (ii) sent by facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (iii) reputable overnight delivery service (charges prepaid) or (iv) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Section 28.      Broker.  Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 29.      Certain Matters Affecting the Agent.

(a)       The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 14 and Section 15;

(b)       The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)       The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)       The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)       The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15;

(f)       The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)       The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 30.      Termination and Resignation of Agent.

(a)       The Agent may be terminated at any time upon ten (10) days prior written notice from the Lead Note Holder. In the event that the Agent is terminated pursuant to this Section 30, all of its rights and obligations under this Agreement shall be terminated, other than any rights or obligations that accrued prior to the date of such termination.

(b)       The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. Natixis, as Initial Agent, may transfer its rights and obligations to a Servicer, the Trustee or the Certificate Administrator, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, the Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place of Natixis without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement.

Section 31.      Resizing.   Notwithstanding any other provision of this Agreement, for so long as an Initial Note Holder or an affiliate of such Initial Note Holder (an “Original Entity”) is the owner of a Non-Lead Securitization Note (the “Owned Note”), such Original Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in either case, “New Notes”) reallocating the principal of the Owned Note to such New Notes; or severing the Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of the Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of the Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis (to the extent described in the Mortgage Loan Agreement) and such reallocated or component notes shall be automatically subject to the terms of this Agreement, (iv) the Original Entity holding the New Notes shall notify the Lead Note Holder, each other Initial Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts, and (v) the execution of such amendments and New Notes does not violate the Servicing Standard. If the Lead Note Holder so requests, the Original Entity holding the New Notes (and any subsequent holder of such Notes) shall execute a confirmation of the continuing applicability of this Agreement to the New Notes, as so modified. Except for the foregoing reallocation and for modifications pursuant to the Lead Securitization Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of the holders of the other Notes. In connection with the foregoing (provided the conditions set forth in (i) through (v) above are satisfied, with respect to (i) through (iv), as certified by the Original Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal. If more than one New Note is created hereunder, for purposes of exercising the rights of a Non-Controlling Senior Note Holder hereunder, the “Non-Controlling Senior Note Holder” of such New Notes shall be as provided in the definition of such term in this Agreement.

Section 32.      Cure Rights of Note A-B Holders.

If any A-B Note is included in the Lead Securitization Trust, the provisions of this Section 32 shall not apply.

(a)       Subject to Section 32(b) below, in the event that the Mortgage Loan Borrower fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period for such payment permitted under the applicable Mortgage Loan Documents (a “Monetary Default”), the Lead Note Holder shall promptly provide notice to the Note A-B Holders, and the Controlling Note Holder Representative of such default (the “Monetary Default Notice”). The Note A-B Holders shall have the right, but not the obligation, to cure such Monetary Default (such curing Note Holder, the “Curing Note Holder”) within ten (10) Business Days after receiving the Monetary Default Notice (the “Cure Period”); provided that if more than one of the Note A-B Holders elect to cure such Monetary Default, the Note A-B-1 Holder will be the “Curing Note Holder”. At the time a payment is made to cure a Monetary Default, the Curing Note Holder shall pay or reimburse the Note A Holders for all unreimbursed Advances (whether or not recoverable), Advance Interest Amounts, any unpaid fees to any Servicer and any Additional Servicing Expenses. The Curing Note Holder shall not be required, in order to effect a cure hereunder, to pay any default interest or late charges under the Mortgage Loan Documents. So long as a Monetary Default exists for which a cure payment permitted hereunder is made, such Monetary Default shall not be treated as an Event of Default for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the Mortgage Loan, modifying, amending or waiving any provisions of the Mortgage Loan Documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged Property; or (iii) treating the Mortgage Loan as a “Defaulted Loan” (as defined in the Lead Securitization Servicing Agreement); provided that such limitation shall not prevent the Note A Holders from collecting default interest or late charges from the Mortgage Loan Borrower. Any amounts advanced by a Note Holder on behalf of the Mortgage Loan Borrower to effect any cure shall be reimbursable to such Note Holder under Section 3.

(b)       Notwithstanding anything to the contrary contained in Section 32(a), the Note A-B Holders shall, collectively, be limited to six (6) cures of Monetary Defaults in the aggregate in a 12 month period, and six (6) cures of Non-Monetary Defaults in the aggregate over the term of the Mortgage Loan, it being understood that a Non-Monetary Default Cure Period that may extend longer than one month in accordance with Section 32(d) shall be considered to be a single cure. Additional Cure Periods shall only be permitted with the consent of the Lead Note Holder.

(c)       No action taken by a Note A-B Holder in accordance with this Agreement shall excuse performance by the Mortgage Loan Borrower of its obligations under the Mortgage Loan Documents and the rights of the Note A Holders under the Mortgage Loan Documents shall not be waived or prejudiced by virtue of such Note A-B Holder’s actions under this Agreement. Subject to the terms of this Agreement, the Curing Note Holder shall be subrogated to the rights of the Note A Holders with respect to any payment owing to the Note A Holders for which the Curing Note Holder makes a cure payment as permitted under this Section 32, but such subrogation rights may not be exercised against the Mortgage Loan Borrower until ninety-one (91) days after the A Notes are paid in full.

(d)       At any time that an A-B Note is not included in a Securitization, if an Event of Default (other than a Monetary Default) occurs and is continuing under the Mortgage Loan Documents (a “Non-Monetary Default”), the Lead Note Holder shall promptly provide notice to the Note A-B Holders and the Controlling Note Holder Representative of such failure (the “Non-Monetary Default Notice”) and the Note A-B Holders shall have the right, but not the obligation, to cure such Non-Monetary Default within ten (10) days from the later of (i) the expiration of the cure period of the Mortgage Loan Borrower under the Mortgage Loan Documents and (ii) receipt of the Non-Monetary Default Notice; provided that if more than one of the Note A-B Holders elect to cure such Monetary Default, the Note A-B-1 Holder will be the “Curing Note Holder”; provided, however, if such Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the applicable Curing Note Holder, such Curing Note Holder shall be given an additional period of time as is reasonably necessary to enable such Curing Note Holder in the exercise of due diligence to cure such Non-Monetary Default for so long as (i) the Curing Note Holder diligently and expeditiously proceeds to cure such Non-Monetary Default, (ii) the Curing Note Holder makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 32(a) hereof, (iii) such additional period of time does not exceed sixty (60) days, (iv) such Non-Monetary Default is not caused by an Insolvency Proceeding or during such period of time that the Curing Note Holder has to cure a Non-Monetary Default in accordance with this Section 32(d) (the “Non-Monetary Default Cure Period”), an Insolvency Proceeding does not occur and (v) during such Non-Monetary Default Cure Period, there is no material adverse effect on the Mortgage Loan Borrower or the Mortgaged Property or the value of the Mortgage Loan as a result of such Non-Monetary Default or the attempted cure.

Section 33.      Purchase Rights of Note A-B Holders.

If any A-B Note is included in the Lead Securitization Trust, the provisions of this Section 33 shall not apply.

The Note A-B Holders shall have the right, by written notice to the Lead Note Holder (any such notice, a “Note Holder Purchase Notice”), delivered at any time an Event of Default under the Mortgage Loan has occurred and is continuing, to purchase the A Notes, in immediately available funds, in whole but not in part at the applicable Defaulted Mortgage Loan Purchase Price. Upon the delivery of the Note Holder Purchase Notice to the Lead Note Holder, each Note A Holder shall sell (and the applicable Note A-B Holder shall purchase) the A Notes at the Defaulted Mortgage Loan Purchase Price, on a date (the “Defaulted Mortgage Loan Purchase Date”) (i) not more than ten (10) Business Days after the written exercise by such Note A-B Holder to purchase the A Notes or (ii) not more than thirty (30) days after the written exercise by such Note A-B Holder to purchase the A Notes if such purchasing Note Holder deposits 10% of the Defaulted Mortgage Loan Purchase Price with the Lead Holder within ten (10) Business Days after the written exercise of such Note A-B Holder to purchase the A Notes. Any Note Holder Purchase Notice shall contain a statement that the applicable Note A-B Holder’s failure to purchase the A Notes on a Defaulted Mortgage Loan Purchase Date will result in the termination of such Note Holder’s right. The Note A-B Holders agree that the sale of the A Notes shall comply with all requirements of the Lead Securitization Servicing Agreement and that all costs and expenses related thereto shall be paid by the purchasing Note Holder. The Defaulted Mortgage Loan Purchase Price shall be calculated by the Lead Note Holder (or the Master Servicer on its behalf) three (3) Business Days prior to the Defaulted Mortgage Loan Purchase Date (and such calculation shall be accompanied by a listing of all amounts included in the Defaulted Mortgage Loan Purchase Price), and shall, absent manifest error, be binding upon the purchasing Note Holder. Concurrently with the payment to each Note A Holder in immediately available funds of its respective portion of the Defaulted Mortgage Loan Purchase Price, the Note A Holders will execute, at the sole cost and expense of the purchasing Note Holder, in favor of such purchasing Note Holder assignment documentation which will assign the A Notes and the related Mortgage Loan Documents without recourse, representations or warranties (except that each selling Note Holder will represent and warrant that it had good and marketable title to, was the sole owner and holder of, and had power and authority to deliver the Mortgage Loan or Note, as applicable, free and clear of all liens and encumbrances).

The right of the Note A-B Holders to purchase the A Notes shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property (and the Lead Note Holder shall give the Note A-B Holders fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the Master Servicer (or other nominee on behalf of the Lead Note Holder) less than fifteen (15) days after the acceleration of the Mortgage Loan, the Lead Note Holder shall notify the Note A-B Holders of such transfer, and any Note A-B Holder shall have a fifteen (15) day period from the date of such notice from Lead Note Holder to deliver a Note Holder Purchase Notice in accordance with this Section 33, in which case such Note A-B Holder will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) day period at the applicable Defaulted Mortgage Loan Purchase Price.

In the event more than one Note A-B Holder delivers a Note Holder Purchase Notice, the Note A-B-1 Holder shall have the right to exercise the purchase option set forth in this Section 33.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Initial Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

NATIXIS REAL ESTATE CAPITAL LLC,
as Initial Note A-1-A Holder

By:	/s/ Jerry Tang
Name: Jerry Tang
Title: Executive Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud
Title: Vice President

COLUMN FINANCIAL, INC.,
as Initial Note A-1-B Holder

By:	/s/ N. Dante La Rocca
Name: N. Dante La Rocca
Title: Authorized Signatory

CHINA MERCHANTS BANK CO., LTD.
NEW YORK BRANCH,
as Initial Note A-1-C Holder

By:	/s/ Joseph M. Loffredo
Name: Joseph M. Loffredo
Title: Assistant General Manager

By:	/s/ Taoyu Lu
Name: Taoyu Lu
Title: Asset Management Team Leader

NATIXIS REAL ESTATE CAPITAL LLC,
as Initial Note A-2-A Holder

By:	/s/ Jerry Tang
Name: Jerry Tang
Title: Executive Director

20 Times Square – Co-Lender Agreement

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud
Title: Vice President

COLUMN FINANCIAL, INC.,
as Initial Note A-2-B Holder

By:	/s/ N. Dante La Rocca
Name: N. Dante La Rocca
Title: Authorized Signatory

CHINA MERCHANTS BANK CO., LTD.
NEW YORK BRANCH,
as Initial Note A-2-C Holder

By:	/s/ Joseph M. Loffredo
Name: Joseph M. Loffredo
Title: Assistant General Manager

By:	/s/ Taoyu Lu
Name: Taoyu Lu
Title: Asset Management Team Leader

NATIXIS REAL ESTATE CAPITAL LLC,
as Initial Note A-B-1 Holder

By:	/s/ Jerry Tang
Name: Jerry Tang
Title: Executive Director

By:	/s/ Delphine Clerjaud
Name: Delphine Clerjaud
Title: Vice President

20 Times Square – Co-Lender Agreement

COLUMN FINANCIAL, INC.,
as Initial Note A-B-2 Holder

By:	/s/ N. Dante La Rocca
Name: N. Dante La Rocca
Title: Authorized Signatory

CHINA MERCHANTS BANK CO., LTD.
NEW YORK BRANCH,
as Initial Note A-B-3 Holder

By:	/s/ Joseph M. Loffredo
Name: Joseph M. Loffredo
Title: Assistant General Manager

By:	/s/ Taoyu Lu
Name: Taoyu Lu
Title: Asset Management Team Leader

20 Times Square – Co-Lender Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	20 TSQ GROUNDCO LLC
Date of Mortgage Loan:	April 27, 2018
Date of Notes:	April 27, 2018
Original Principal Amount of Mortgage Loan:	$750,000,000
Principal Amount of Mortgage Loan as of the date hereof:	$750,000,000
Initial Note Principal Balance of Note A-1-A	$32,500,000
Initial Note Principal Balance of Note A-1-B	$49,100,000
Initial Note Principal Balance of Note A-1-C	$4,700,000
Initial Note Principal Balance of Note A-2-A-1	$30,000,000
Initial Note Principal Balance of Note A-2-A-2	$25,000,000
Initial Note Principal Balance of Note A-2-A-3	$20,000,000
Initial Note Principal Balance of Note A-2-A-4	$10,000,000
Initial Note Principal Balance of Note A-2-A-5	$10,000,000
Initial Note Principal Balance of Note A-2-A-6	$5,000,000
Initial Note Principal Balance of Note A-2-B-1	$16,000,000
Initial Note Principal Balance of Note A-2-B-2	$16,000,000
Initial Note Principal Balance of Note A-2-B-3	$16,000,000
Initial Note Principal Balance of Note A-2-B-4	$16,000,000
Initial Note Principal Balance of Note A-2-C-1	$7,350,000
Initial Note Principal Balance of Note A-2-C-2-A	$3,650,000
Initial Note Principal Balance of Note A-2-C-2-B	$3,700,000
Initial Note Principal Balance of Note A-B-1:	$242,500,000
Initial Note Principal Balance of Note A-B-2:	$206,900,000
Initial Note Principal Balance of Note A-B-3:	$35,600,000
Location of Mortgaged Property:	New York, New York
Initial Maturity Date:	The Payment Date occurring in May 2023
Note Rate of Note A-1-A	3.108%
Note Rate of Note A-1-B	3.108%
Note Rate of Note A-1-C	3.108%
Note Rate of Note A-2-A-1	3.108%
Note Rate of Note A-2-A-2	3.108%
Note Rate of Note A-2-A-3	3.108%

A-1

Note Rate of Note A-2-A-4	3.108%
Note Rate of Note A-2-A-5	3.108%
Note Rate of Note A-2-A-6	3.108%
Note Rate of Note A-2-B-1	3.108%
Note Rate of Note A-2-B-2	3.108%
Note Rate of Note A-2-B-3	3.108%
Note Rate of Note A-2-B-4	3.108%
Note Rate of Note A-2-C-1	3.108%
Note Rate of Note A-2-C-2-A	3.108%
Note Rate of Note A-2-C-2-B	3.108%
Note Rate of Note A-B-1	3.108%
Note Rate of Note A-B-2	3.108%
Note Rate of Note A-B-3	3.108%

A-2

EXHIBIT B

1.       Agent Office:

(Prior to the Securitization Date):

NATIXIS REAL ESTATE CAPITAL LLC

Notice Address:

Natixis Real Estate Capital LLC
1251 Avenue of the Americas
New York, New York 10020
Attention: Khaled Mohiuddin
Facsimile: (212) 891-5777

with a copy to:

Natixis Real Estate Capital LLC
Office of Chief Operating Officer
1251 Avenue of the Americas
New York, New York 10020
Facsimile: (212) 891-6288

with a copy to:

Natixis North America LLC
Office of the General Counsel
1251 Avenue of the Americas
New York, New York 10020

for legal notices, with a copy to:

legal.notices@natixis.com

2.       Initial Note A-1-A Holder; Initial Note A-2-A Holder and Initial Note A-B-1 Holder:

NATIXIS REAL ESTATE CAPITAL LLC

Notice Address:

Natixis Real Estate Capital LLC
1251 Avenue of the Americas
New York, New York 10020
Attention: Khaled Mohiuddin
Facsimile: (212) 891-5777

with a copy to:

Natixis Real Estate Capital LLC
Office of Chief Operating Officer
1251 Avenue of the Americas
New York, New York 10020
Facsimile: (212) 891-6288

with a copy to:

Natixis North America LLC
Office of the General Counsel
1251 Avenue of the Americas
New York, New York 10020

for legal notices, with a copy to:

legal.notices@natixis.com

3.       Initial Note A-1-B Holder, Initial Note A-2-B Holder and Initial Note A-B-2 Holder:

COLUMN FINANCIAL, INC.

Notice Address:

Column Financial, Inc.
11 Madison Avenue
New York, New York 10010
Attention: N. Dante LaRocca

with a copy to:

Column Financial, Inc.
One Madison Avenue
New York, New York 10010
Legal and Compliance Department
Attention: Sarah Nelson

4.       Initial Note A-1-C Holder, Initial Note A-2-C Holder and Initial Note A-B-3 Holder:

CHINA MERCHANTS BANK CO., LTD. NEW YORK BRANCH

Notice Address:

China Merchants Bank Co., Ltd. New York Branch
535 Madison Avenue, 18th Floor
New York, New York 10020
Attention: Ming Jin
Facsimile: (212) 980-7147
Email: mingjin@cmbchina.com

with a copy to:

Sheri P. Chromow
Email: sheri.chromow@gmail.com

EXHIBIT C

PERMITTED FUND MANAGERS

1. Apollo Global Real Estate

2. Archon Capital, L.P.

3. AREA Property Partners

4. BlackRock, Inc.

5. The Blackstone Group International Ltd.

6. Capital Trust, Inc.

7. Clarion Partners

8. Colony Capital, Inc.

9. DLJ Real Estate Capital Partners

10. Eightfold Real Estate Capital, L.P.

11. Fortress Investment Group LLC

12. Garrison Investment Group

13. Goldman, Sachs & Co.

14. iStar Financial Inc.

15. J.E. Roberts Companies

16. Lend-Lease Real Estate Investments

17. LoanCore Capital

18. Lonestar Funds

19. Praedium Group

20. Raith Capital Partners, LLC

21. Rialto Capital Management, LLC

22. Rialto Capital Advisors, LLC

23. Rockpoint Group

24. Starwood Capital/Starwood Financial Trust

25. Torchlight Investors

26. Walton Street Capital, LLC

27. Westbrook Partners

28. WestRiver Capital

29. Whitehall Street Real Estate Fund, L.P.

C-1